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                                                                   Exhibit 23(a)

                    Consent of Independent Public Accountants


The Board of Directors
Associated Banc-Corp:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the "Experts" heading in the registration statement.


                                  /s/ KPMG LLP


Chicago, Illinois
July 29, 1999